UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2014

________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)

________________________

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 11, 2014, the Compensation Committee of the Board of Directors of LKQ Corporation (the “Company”) modified or approved the following compensation plans, arrangements and awards for the named executive officers of the Company, effective as of January 1, 2015 (unless otherwise specified):

1.	Base salaries for 2015 as set forth below.

	Current	2015
Robert L. Wagman, President and Chief Executive Officer	$800,000	$820,000
John S. Quinn, Executive Vice President and Chief Financial Officer	500,000	500,000
Walter P. Hanley, Senior Vice President of Development	400,000	400,000
Victor M. Casini, Senior Vice President and General Counsel	400,000	400,000
Steven Greenspan, Senior Vice President - North America	350,000	385,000

2.
Minimum, target and maximum potential annual bonus percentages for the 2015 calendar year under the Management Incentive Plan as set forth below. The bonus award (if any) of each executive officer would be equal to the officer’s weighted average 2015 base salary multiplied by the bonus percentage that corresponds to the performance goal achieved by the Company. The Compensation Committee will establish the performance goals for the 2015 calendar year in the first quarter of 2015.

	Current	2015
Robert L. Wagman	50/100/150	50/100/150
John S. Quinn	35/50/110	35/50/110
Walter P. Hanley	35/50/110	35/50/110
Victor M. Casini	35/50/110	35/50/110
Steven Greenspan	35/50/110	35/50/110

3.
Threshold, Target and Maximum potential payout percentages under the LKQ Corporation Long Term Incentive Plan (LTIP) for the performance period commencing as of January 1, 2015 and ending on December 31, 2017 as set forth below. The LTIP award (if any) of each executive officer would be equal to the executive officer’s base salary at December 31, 2017 multiplied by the payout percentage that corresponds to the performance goal achieved by the Company. The Compensation Committee will establish the performance goals for the 2015-2017 performance period in the first quarter of 2015.

	Threshold	Target	Maximum
Robert L. Wagman	39%	78%	156%
John S. Quinn	36%	71%	142%
Walter P. Hanley	36%	71%	142%
Victor M. Casini	36%	71%	142%
Steven Greenspan	29%	57%	114%

4.
Grants of performance-based restricted stock units (“RSUs”) under the Company’s 1998 Equity Incentive Plan with a value equal to certain dollar amounts, which translate (at an assumed stock price of $29 per share) into the number of units set forth below. The RSUs will be issued on January 9, 2015 (the second Friday of January 2015). The actual number of RSUs issued will be adjusted based on the average of the high and low sales prices of the Company’s common stock on the NASDAQ Global Select Market on January 9, 2015. Each RSU will convert into one share of LKQ common stock on the applicable vesting date. The RSUs will be subject to two vesting conditions, each of which must be satisfied: (a) time-based vesting equal to 16.67% of the number of RSUs subject to the award (rounded to the nearest whole share) on July 14, 2015 and on each six-month anniversary of July 14, 2015; and (b) a performance-based condition of positive fully-diluted earnings per share of the Company (subject to adjustment for certain extraordinary items) for any of the first five fiscal years ending after the grant date.  If and when the performance-based condition is met, all RSUs that had previously met the time-based vesting condition will vest immediately and the remaining RSUs will vest according to the remaining schedule of the time-based condition.  If the performance-based condition is not met, all RSUs will be forfeited. The RSUs will be subject to the terms and conditions of a Performance-Based Restricted Stock Unit Agreement, the form of which is attached as Exhibit 10.1 to this report on Form 8-K.  RSU grants are subject to the full terms of the Equity Incentive Plan, which was included as Appendix A to our 2013 Proxy Statement filed with the Securities and Exchange Commission on March 22, 2013.

Units
Robert L. Wagman	57,900
John S. Quinn	40,600
Walter P. Hanley	37,000
Victor M. Casini	37,000
Steven Greenspan	16,600

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of LKQ Corporation Performance-Based Restricted Stock Unit Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 16, 2014

LKQ CORPORATION

By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel